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                                                                EXHIBIT 10.33

                              AMENDED AND RESTATED

                                 PROMISSORY NOTE


$50,168                                                 Oklahoma City, Oklahoma
Dated:  February 7, 2000                     Maturity Date:  As set forth below

     This Amended and Restated Promissory Note (the "Note") hereby amends and restates the promissory note dated February 4, 2000 (the "Promissory Note"), in the amount of $69,048. This Note in not in payment of the Promissory Note but is in substitution of the Promissory Note.

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 200 North Harvey, Suite 1706, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of DAVID LOOPER, an individual with an address of P.O. Box 8, Ochelata, Oklahoma 74051 (the "Holder") at such place as may be designated by the Holder of this Note, the principal sum of Fifty Thousand One Hundred Sixty Eight Dollars and No/100's Dollars ($50,168), at eight percent (8%) interest per annum. Principal and interest shall be due and payable on the Maturity Date which shall be the earlier to occur of (i) the closing of any private equity placement of Maker's common stock conducted by Maker in excess of $351,000; (ii) the closing of any underwritten offering of the Maker's common stock; or (iii) February 4, 2001, in which case the amount of principal and interest due shall be $54,181.44.

         Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     Capitalized terms used herein which are not otherwise defined shall have the meaning as described in that certain Asset Purchase Agreement between the parties dated of even date herewith (the "Asset Purchase Agreement").

     ADJUSTMENT TO NOTE. The principal and interest payable pursuant to the terms of this Note shall be subject to a downward adjustment upon the occurrence of the Adjustment Event, as set forth in Section 2.4 of the Asset Purchase Agreement, which section shall by this reference be incorporated herein for all purposes.

     EVENT OF DEFAULT. Except as set forth in the preceding section, the failure to pay principal when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.



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     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.

     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.


                                FULLNET COMMUNICATIONS, INC.


                                By: /s/ TIMOTHY J. KILKENNY
                                    --------------------------------------
                                    Timothy J. Kilkenny, President and CEO




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